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                                                               EXHIBIT (2)(a)(5)

                              ARTICLES OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                     THE CENTRAL EUROPEAN EQUITY FUND, INC.

         Pursuant to Section 2-605 of the General Corporation Law of the State of Maryland, I, Richard T. Hale, being the President and Chief Executive Officer of The Central European Equity Fund, Inc., a Maryland corporation (the "Corporation"), hereby certify that:

         FIRST, the following amendment to the Corporation's Articles of Incorporation was approved by a majority of the Corporation's Board of Directors; and

         SECOND, ARTICLE SECOND of the Corporation's Articles of Incorporation is hereby amended to read in full as follows:

         "ARTICLE SECOND: The name of the Corporation is "The Central Europe and Russia Fund, Inc." (the "Corporation")."

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         IN WITNESS THEREOF, I have signed these Articles of Amendment this 24th day of June, 2003.

                                                   /s/Richard T. Hale
                                                   -----------------------
                                                   Richard T. Hale
                                                   President and Chief Executive
                                                   Officer

Attest:

/s/ Robert R. Gambee
--------------------
Robert R. Gambee
Chief Operating Officer and
Secretary

         I acknowledge this to be my act and state under penalty of perjury that with respect to all matters and facts therein, to the best of my knowledge, information, and belief, such matters and facts are true in all material respects.

Date: June 24, 2003                                     By: /s/Richard T. Hale
                                                            ------------------
                                                            Richard T. Hale